Exhibit 99.1

PRESS RELEASE
Mellanox Press/Media Contact
Allyson Scott
McGrath/Power Public Relations and Communications
+1-408-727-0351
allysonscott@mcgrathpower.com
Mellanox Investor Contact
Gwyn Lauber
Mellanox Technologies
+1-408-916-0012
gwyn@mellanox.com

Mellanox Israel PR Contact
Sharon Levin
Gelbart Kahana Investor Relations
+972-3-6070567
sharonl@gk-biz.com

EZchip Investor Contact
Jeffrey A Schreiner
EZchip
+1-408-520-3676
jschreiner@ezchip.com

EZchip PR Contact:
Daureen Green
EZchip
+972-4-959-6677
dgreen@ezchip.com

Mellanox Technologies, Ltd. Announces Definitive Agreement
to Acquire EZchip

•                  Combines highly successful teams, technologies, and products

•                  Addresses large, growing markets, and expands opportunity within customer bases

•                  Provides advanced, intelligent end-to-end interconnect solutions and processing capabilities that enable superior performance for data-intensive applications in Web 2.0, cloud, Big Data, telecom, secure data center, and storage

•                  Expects accretive non-GAAP EPS impact from day one

SUNNYVALE, CA and YOKNEAM, ISRAEL — September 30, 2015 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, and EZchip (NASDAQ: EZCH; TASE: EZCH), a leader in high-performance processing solutions for carrier and data center networks, announced today that they have entered into a definitive merger agreement under which Mellanox shall acquire 100 percent of EZchip’s outstanding ordinary shares for a cash purchase price of $25.5 per share implying a transaction value of approximately $811 million (approximately $620 million net of cash). The terms of the transaction have been unanimously approved by both the Mellanox and EZchip Boards of Directors.

The EZchip acquisition is a step in Mellanox’s strategy to become the leading broad-line supplier of intelligent interconnect solutions for the software-defined data centers. The addition of EZchip’s products and expertise in security, deep packet inspection, video, and storage processing enhances Mellanox’s leadership position, and ability to deliver complete end-to-end, intelligent 10, 25, 40, 50, and 100Gb/s interconnect and processing solutions for advanced data center and edge platforms. The combined company will have diverse and robust solutions to enable customers to meet the growing demands of data-intensive applications used in high-performance computing, Web 2.0, cloud, secure data center, enterprise, telecom, database, financial services and storage environments.

“The synergies between EZchip and Mellanox create attractive opportunities. We expect our combined technologies, and product portfolios to deliver leading end-to-end intelligent interconnect and processing solutions to data centers and wide area networks,” said Eyal Waldman, president and CEO of Mellanox Technologies. “The new and emerging Web 2.0 and cloud applications that influence our day-to-day lives depend on fast data movement and processing. Mellanox’s interconnect provides the fastest and most-scalable solution for moving data within the data center, allowing the continuous development, use and expansion of these applications. EZchip’s processing solutions allow users to process and analyze, at wire speed, data both within and outside the data center. The solutions from the combined company will enable data center customers to meet the growing demands of data-intensive applications. We expect that the acquisition of EZchip’s technologies and team will better position us to offer further capabilities for smarter interconnect and processing solutions at 100Gb/s and beyond. As our second significant acquisition in Israel, we are confident in our ability to effectively integrate the talented teams from EZchip and Mellanox. We are looking forward to work together to build a successful company.”

“Joining forces with Mellanox represents numerous synergies that create a true powerhouse for connectivity and processing. With Mellanox’s leading layer 1 - 3 connectivity solutions for data centers and EZchip’s leading layer 3 — 7 processing solutions for carrier networks, the two companies complement each other in technology, products, markets served and customers. Together, we enable a multitude of layer 1 through 7 solutions for data centers and carriers,” said Eli Fruchter, CEO of EZchip. “I want to thank our shareholders and customers for their trust in us and our outstanding employees for building a winning company, a company that started fifteen years ago with many competitors and no customers, and became a market leader with leading-edge technology and products. We are delighted to join the Mellanox team and look forward to working together to drive the combined company’s further growth.”

Mellanox and EZchip each believe that employees represent one of their most important assets. Mellanox looks forward to combining employees from both organizations. Mellanox intends to retain both companies’ existing product lines, and will ensure continuity for customers and partners of both companies.

The combined businesses currently have approximately 2,400 employees, and have generated combined revenues of $668 million for the twelve months ended June 30, 2015.

The transaction is projected to close in the first quarter of 2016, subject to the completion of certain closing conditions. Mellanox expects the transaction to be non-GAAP accretive from day one.

Under the terms of the definitive agreement, EZchip shareholders will receive $25.5 for each ordinary share of EZchip that they hold at the closing of the transaction.  Mellanox intends to fund the transaction with cash on hand from the combined companies and $300 million in fully-committed debt financing. The proposed acquisition is subject to customary closing conditions, including the receipt of applicable regulatory approvals and the approval of EZchip’s shareholders.

In connection with the transaction, J.P. Morgan acted as exclusive financial adviser and provided a financing commitment to Mellanox and Herzog Fox & Neeman and Latham & Watkins LLP acted as Mellanox’s legal counsel. Barclays acted as exclusive financial adviser to EZchip and Naschitz, Brandes, Amir & Co. and Carter Ledyard & Milburn LLP acted as EZchip’s legal counsel.

Conference Call

Mellanox and EZchip will jointly conduct a conference call to discuss Mellanox’s agreement to acquire EZchip at 5:30 a.m. Pacific Time, today, September 30, 2015. To listen to the call, dial +1-785-424-1666 approximately ten minutes prior to the start time. Presentation slides along with a webcast of the live and archived call will be available on the investor relations section of the Mellanox website at http://ir.mellanox.com.

Press Conference

Mellanox and EZchip will hold a press briefing in the Mellanox Tel Aviv office, Thursday, October 1, 10:00 a.m. Israel Time. In order to listen to the briefing, please use the following registration link: https://cc.readytalk.com/r/tr97vnkpv2kx&eom. On the confirmation mail, please click “Join Meeting.” Transcripts will be available as soon as practical on the investor relations section of the Mellanox website at http://ir.mellanox.com.

About EZchip

EZchip is a fabless semiconductor company that provides high-performance processing solutions for a wide range of applications for the carrier, cloud and data center networks. EZchip’s broad portfolio of solutions scales from a few to hundreds of Gigabits-per-second, and includes network processors, multi-core processors, intelligent network adapters, high-performance appliances and a comprehensive software ecosystem. EZchip’s processing solutions excel at providing great flexibility and high performance coupled with superior integration and power efficiency.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high-performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the acquisition of EZchip’s outstanding ordinary shares, the accretive non-GAAP earnings per share impact in fiscal 2016, the combined company’s technologies, product portfolios and markets, the synergies between Mellanox and EZchip, the growth of fast data movement and processing, the combined company’s capabilities for smarter interconnect and processing solutions at 100 Gb/s and beyond, the ability to effectively and efficiently integrate the team from EZchip, Mellanox’s intent to retain both companies’ existing product lines, the projected timing for closing of the acquisition and the intended source of funds for the acquisition. These forward-looking statements are based on Mellanox’s current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by Mellanox, all of which are subject to change.  Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  More information about the risks, uncertainties and assumptions that may impact Mellanox, EZchip and the combined company’s business is set forth in Mellanox’s annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (SEC) on March 2, 2015 and in its quarterly report on Form 10-Q for the six months ended June 30, 2015, filed with the SEC on July 31, 2015, and in EZchip’s Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015.  Other risks, uncertainties and assumptions that could cause Mellanox, EZchip and the combined company’s actual results to differ materially from those projected may be described from time to time in reports Mellanox and EZchip file with the SEC, including reports Mellanox’s reports on Forms 10-Q and 8-K and EZchip’s reports on Form 6-K.  Neither Mellanox nor EZchip undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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